CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



     We consent to the references to our firm in the Registration Statement on Form N-14 of the Hennessy Mutual Funds, Inc. and to the use of our report dated January 25, 2003 on the financial statements and financial highlights of the Sym Select Growth Fund, a series of shares of the Advisors Series Trust. Such financial statements, financial highlights and report of independent certified public accountants appear in the 2002 Annual Report to Shareholders, which is incorporated by reference in the Registration Statement and Prospectus.




                                                     /s/  TAIT,  WELLER  & BAKER
                                                     ---------------------------
                                                     TAIT,  WELLER  & BAKER


Philadelphia, Pennsylvania
June 25, 2003